Exhibit 10.92

Execution Version

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 406 of the securities act of 1933, as amended.

FIRST AMENDMENT TO SECOND

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

DIAMOND STATE GENERATION HOLDINGS, LLC

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DIAMOND STATE GENERATION HOLDINGS, LLC (this “Amendment”), is executed as of September 25, 2013, by and between Clean Technologies II, LLC, a Delaware limited liability company (“Clean Technologies”), and Mehetia Inc., a Delaware corporation (the “Investor”, and together with Clean Technologies, the “Members”). Capitalized terms used herein and not otherwise defined have the meanings provided in the Second Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, dated as of March 20, 2013 (the “Agreement”), by and between Clean Technologies and the Investor.

RECITALS

A.    WHEREAS, the Members entered into the Agreement as of March 20, 2013.

B.    WHEREAS, the Members desire to amend the Agreement as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

AGREEMENT

1.	Amendments.

a.	Section 6.1(a) of the Agreement is deleted in its entirety and replaced with the following text:

“(a) First, the proceeds of any Grant (or, if any Alternative Tax Program is elected pursuant to Section 7.5(b)(i), any Alternative Tax Program other than the ITC) received by the Project Company in connection with the Systems included in the Portfolio (as opposed to future capital expenditures) will be distributed, promptly upon receipt, in full to the Company by the Project Company and then distributed 99% to the Class B Members, distributed among them in proportion to their Pro Rata Shares, and 1% to the Class A Members, distributed among them in proportion to their Pro Rata Shares; provided, that any Grant proceeds received by the Project

Company in connection with the Systems included in the Portfolio (as opposed to future capital expenditures) in excess of an aggregate amount for all such Grant proceeds of $[***] will be distributed, promptly upon receipt, in full to the Company and then distributed by the Company 100% to the Class A Members, distributed among them in proportion to their Pro Rata Shares;”

b.	Section 6.11 of the Agreement is deleted in its entirety and replaced with the following text:

“Section 6.11 Permitted Distributions. On or promptly following the execution date of the Note Purchase Agreement, the Project Company will distribute an amount equal to the Permitted Distribution from the proceeds received by the Project Company from the sale of the notes thereunder to the Company. On or promptly following the Final Completion Date, the Project Company will distribute an amount equal to the amounts remaining on deposit in the Construction Escrow Account, upon the occurrence of the Final Completion Date (such amount, the “Aggregate Final Completion Distribution”) to the Company. The Members acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, (i) the proceeds of the Permitted Distribution shall be distributed to the Members on April 30, 2013 or such earlier date as may be agreed upon by the Members and (ii) the proceeds of the Aggregate Final Completion Distribution shall be distributed 100% to the Class B Members, distributed among them in proportion to their Pro Rata Shares, on the Distribution Date immediately succeeding the Final Completion Date.”

2.	Final Completion Date Directions. The Members hereby direct the Managing Member to cause the Company, as manager of the Project Company, to cause the Project Company to, following the occurrence of the Final Completion Date and pursuant to the terms of the Note Purchase Agreement and the Depositary Agreement:

a.	Cause the amounts remaining on deposit in the Construction Escrow Account to be distributed to the Company; and

b.	Cause the amounts remaining on deposit in the IDC Reserve Account to be transferred to the Revenue Account (as such term is defined in the Depositary Agreement).

3.	Ratification. The Agreement, as amended hereby, is in all respects ratified and confirmed and shall be and remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment.

***	Confidential Treatment Requested

4.	Amendments. No amendment, modification, termination or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and duly executed by the Members.

5.	Enforceability. This Amendment shall be enforceable by and binding upon and shall inure to the benefit of the Members and their respective successors and assigns.

6.	Governing Law. THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.

7.	Execution. The signature of the Members transmitted by electronic mail (including by “portable document format”) shall be deemed to be its original signature for all purposes.

8.	Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to the Members.

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IN WITNESS WHEREOF, each of the Members has caused this Amendment to be signed on its behalf as of the date first written above.

CLEAN TECHNOLOGIES II, LLC

By	/s/ William E. Brockenborough
Name:	William E. Brockenborough
Title:	Vice President

MEHETIA INC.

By	/s/ Jerry L. Smith
Name:	Jerry L. Smith
Title:	President

PPA II – First Amendment to DSGH LLCA